ANALEX CORPORATION                                NEWS RELEASE
2677 Prosperity Avenue
Fairfax, Virginia 22031
Tel:  (703) 852-4000
Fax: (703) 852-2200
www.analex.com                     Release:  IMMEDIATE
                              For:      ANALEX CORPORATION
                                        (Symbol: NLX)
Contact:  Amber Gordon
          (703) 852-1392

                    ANALEX DIVESTS SYCOM SUBSIDIARY

Fairfax, VA, April 3, 2006 - Analex Corporation (Amex: NLX), a leading provider of mission-critical professional services to federal government clients, today announced that it has completed the sale of its SyCom Services, Inc. subsidiary to Ameri-Force Craft Services, Inc., a Florida based staffing services firm.

     SyCom provides staff augmentation services, principally to a single customer and has 32 employees. Analex has elected to exit this business. Ameri-Force also supports the same customer and Analex believes this action will serve the interests of SyCom's customer and employees. The terms of the sale are not material to Analex's consolidated results of operations or financial condition and were not disclosed.

About Analex
Analex (www.analex.com) specializes in providing intelligence, systems engineering and security services in support of our nation's security. Analex focuses on developing innovative technical approaches for the intelligence community, analyzing and supporting defense systems, designing, developing and testing aerospace systems and providing a full range of security support services to the U.S. government. The Company's stock trades on the American Stock Exchange under the symbol NLX. Analex investor relations can be reached at amber.gordon@analex.com or 703-852-1392.

PLEASE NOTE: Statements in this press release relating to plans, strategies, economic performance and trends and other statements, including statements containing the words "anticipate," "believe," "could," "expect," "intend," "may," "plan," "potential," "should," and "will," and similar expressions which are not descriptions of historical facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that could cause our actual results to differ materially from those expressed or implied by these statements. In addition to those risks specifically mentioned in the reports filed by the Company with the Securities and Exchange Commission (including the Company's Form 10-K for the most recently completed fiscal year), such risks and uncertainties include, but are not limited to: the Company's dependence on contracts with U.S. federal government agencies, particularly within the U.S. Department of Defense and NASA, for substantially all of our revenue; changes in the spending priorities of the federal government; government contract procurement and termination risks; competitive factors such as pricing pressures and/or competition to hire and retain employees (particularly those with security clearances); the likelihood of success in growing the Company's business through acquisition or otherwise, including the risk that the expected benefits of the acquisition may not be realized; growth in the government contracting arena and in the economy in general. These forward looking statements reflect the Company's current beliefs; however developments and events subsequent to this document are likely to cause these statements to become outdated. We undertake no obligation to update these forward-looking statements to reflect new information, future events or otherwise, accept as provided by law.

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